UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GPC BIOTECH AG

(Exact name of registrant as specified in its charter)

Germany	04-3158193
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Fraunhoferstrasse 20 D-82152 Martinsried/Munich, Germany Tel: 011 49 89 8565 2600	Not applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-116303

Securities to be registered pursuant to Section 12(g) of the Act:

American Depositary Shares, each

representing ordinary bearer shares, no par value

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the captions “Description of Share Capital,” “Description of American Depositary Receipts,” “German Taxation” and “United States Federal Income Taxation” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (File No. 333-116303), initially filed on June 9, 2004 under the Securities Act of 1933, as amended, is hereby incorporated by reference as Exhibit 1 in answer to this Item.

Item 2. Exhibits.

The following exhibits are filed herewith or incorporated by reference as indicated below:

1.	*	Copies of the Registrant’s Registration Statement on Form F-1 (No. 333-116303) filed on June 9, 2004 relating to 8,579,000 Ordinary Bearer Shares with no par value of the Registrant, as amended on June 10, 2004.

1.1	*	Copies of the Registration Statement on Form F-6 (No. 333-116306) filed on June 9, 2004 relating to 50,000,000 American Depositary Shares (evidenced by American Depositary Receipts) under the Securities Act of 1933, as amended.

3		Articles of Association of GPC Biotech AG of the Registrant, translated into English (incorporated by reference to Exhibit 3 of the Registrant’s Registration Statement on Form F-1 (No. 333-116303) filed on June 9, 2004).

4		Form of Depositary Agreement between the Registrant, The Bank of New York, as Depositary, and the owners from time to time of American Depositary Receipts, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4 of the Registrant’s Registration Statement on Form F-1 (No. 333-116303) filed on June 9, 2004).

*Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GPC BIOTECH AG

Date: June 28, 2004

By: /s/ Sebastian Meier-Ewert, Ph.D.

Name:	Sebastian Meier-Ewert, Ph.D.
Title:	Senior Vice President, Chief Scientific
Officer and Chief Operating Officer
(Waltham/Boston, Massachusetts)

By: /s/ Elmar Maier, Ph.D.

Name:	Elmar Maier, Ph.D.
Title:	Senior Vice President Business
Development and Chief Operating Officer
(Munich, Germany)

EXHIBITS

1.*	Copies of the Registrant’s Registration Statement on Form F-1 (No. 333-116303) filed on June 9, 2004 relating to 8,579,000 Ordinary Bearer Shares with no par value of the Registrant, as amended on June 10, 2004.

1.1*	Copies of the Registration Statement on Form F-6 (No. 333-116306) filed on June 9, 2004 relating to 50,000,000 American Depositary Shares (evidenced by American Depositary Receipts) under the Securities Act of 1933, as amended.

3	Articles of Association of GPC Biotech AG of the Registrant, translated into English (incorporated by reference to Exhibit 3 of the Registrant’s Registration Statement on Form F-1 (No. 333-116303) filed on June 9, 2004).

4	Form of Depositary Agreement between the Registrant, The Bank of New York, as Depositary, and the owners from time to time of American Depositary Receipts, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4 of the Registrant’s Registration Statement on Form F-1 (No. 333-116303) filed on June 9, 2004).

* Previously filed.